Exhibit 3.3
                                      BYLAWS
                                       OF
                                  GEENIUS, INC.

                                  February 2009

                                    ARTICLE I

                           OFFICES AND CORPORATE SEAL

SECTION  1.1  Registered   Office.   The  registered  office  of  GEENIUS,  INC.
(hereinafter the  "Corporation"),  in the State of Nevada shall be 375 Stephanie
Street Suite 1411,  Henderson NV, 89014.  In addition to its registered  office, the Corporation  shall maintain a principal  office at a location  determined by the Board. The Board of Directors may change the Corporation's registered office and principal office from time to time.

SECTION 1.2 Other Offices.  The  Corporation  may also maintain  offices at such other place or places,  either within or without the State of Nevada,  as may be designated  from  time  to time  by the  Board  of  Directors  (hereinafter  the
"Board"),  and the business of the  Corporation  may be transacted at such other offices with the same effect as that conducted at the principal office.

SECTION 1.3  Corporate  Seal.  A Corporate  seal shall not be  requisite  to the validity  of any  instrument  executed by or on behalf of the  Corporation,  but nevertheless  if in any instance a corporate  seal be used,  the same shall be a circle having on the  circumference  thereof the name of the  Corporation and in the center the words  "corporate  seal",  the year  incorporated,  and the state where incorporated.

                                   ARTICLE II

                                  SHAREHOLDERS

SECTION 2.1 Shareholders  Meetings.  All meetings of the  shareholders  shall be held at the principal  office of the Corporation  between the hours of 9:00 a.m.
and 5:00 p.m., or at such other time and place as may be fixed from time to time by the Board,  or in the absence of direction by the Board,  by the President or
Secretary of the Corporation,  either within or without the State of Nevada,  as shall be stated in the  notice of the  meeting or in a duly  executed  waiver of notice  thereof.  A special or annual  meeting called by  shareholders  owning a majority of the entire capital stock of the Corporation pursuant to Sections 2.2 or 2.3 shall be held at the place  designated  by the  shareholders  calling the meeting in the  notice of the  meeting  or in a duly  executed  waiver of notice thereof.

SECTION 2.2 Annual Meetings.  Annual meetings of a shareholders shall be held on a date  designated  by the  Board of  Directors  or if that day shall be a legal holiday,  then on the next  succeeding  business  day, or at such other date and time as shall be  designated  from time to time by the  Board and  stated in the notice of the meeting. At the annual meeting, shareholders shall elect the Board and transact such other business as may properly be brought before thee meeting.
In the event that an annual  meeting is not held on the date  specified  in this
Section  2.2,  the  annual  meeting  may be  held  on the  written  call  of the shareholders  owning a majority of the entire  capital stock of the  Corporation issued, outstanding, and entitled to vote.

SECTION  2.3  Special  Meetings  of   Shareholders.   Special  meetings  of  the
shareholders, for any purpose or purposes, unless otherwise prescribed by Nevada statute or by the Articles of Incorporation (hereinafter the "Articles"), may be called by the President and shall be called by the President or Secretary at the request in writing of a majority  of the Board,  or at the request in writing of shareholders  owning a majority of the entire  capital stock of the  Corporation issued, outstanding,  and entitled to vote. Such request shall state the purpose or  purposes  of the  proposed  meeting.  In the  event  that the  President  or
Secretary fails to call a meeting pursuant to such a request,  a special meeting may be held on the  written  call of the  shareholders  owning a majority of the entire capital stock of the  Corporation  issued,  outstanding,  and entitled to vote.

SECTION  2.4 List of  Shareholders.  The  officer  who has  charge  of the stock transfer  books for shares of the  Corporation  shall  prepare and make, no more than two (2) days  after  notice  of a meeting  of a  shareholders  is given,  a complete list of the shareholders  entitled to vote at the meeting,  arranged in alphabetical  order, and showing the address and the number of shares registered in the name of each  shareholder.  Such list  shall be open to  examination  and copying by any  shareholder,  for any  purpose  germane to the  meeting,  during ordinary  business  hours,  for a period of at least ten (10) days  prior to the meeting,  either at a place  within  the city  where the  meeting is to be held, which  place  shall be  specified  in the  notice of the  meeting,  or if not so specified,  at the place where the meeting is to be held. The list shall also be produced  and kept at the time and place of the  meeting  during  the whole time thereof, and may be inspected by any shareholder present.

SECTION  2.5  Notice of  Shareholders  Meetings.  Written  notice of the  annual meeting  stating  the  place,  date and hour of the  meeting  and,  in case of a special meeting,  the purpose or purposes for which the meeting is called, shall be given,  either  personally or by mail, to each shareholder of record entitled to vote at such  meeting  not less than ten (10) nor more than  sixty  (60) days before the date of the  meeting.  If mailed,  such notice  shall be deemed to be delivered  when  mailed to the  shareholder  at his address as it appears on the stock  transfer  books of the  Corporation.  Business  transacted at any special meeting of  shareholders  shall be limited to the purposes  stated in the notice unless  determined  otherwise by the unanimous vote of the holders of all of the issued and  outstanding  shares of the  Corporation  present  at the  meeting in person or represented by proxy.

SECTION 2.6 Closing of Transfer  Books or Fixing of Record Date. For the purpose of determining  shareholders entitled to notice of, or permitted to vote at, any meeting  of  shareholders  or any  adjournment  thereof,  or for the  purpose of determining  shareholders  entitled to receive  payment of any  dividend,  or in order to make a determination of shareholders for any other proper purpose,  the board may  provide  that the stock  transfer  books shall be closed for a stated
period but not to exceed,  in any case,  sixty (60) days. If the stock  transfer books shall be closed for the purpose of  determining  shareholders  entitled to notice of, or permitted to vote at, a meeting of shareholders,  such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books,  the board may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders,  not less  than  ten  (10)  days  prior to he date on  which  the  particular  action requiring  such  determination  of  shareholders  is to be  taken.  If the stock
transfer   books  are  not  enclosed  and  no  record  date  is  fixed  for  the determination of shareholders  entitled to notice of, or permitted to vote at, a meeting of shareholders,  or for the  determination of shareholders  entitled to receive  payment of a  dividend,  the record  date shall be 4:00 p.m. on the day before the day on which  notice of the meeting is given or, if notice is waived, the record date shall be the day on which, and the time at which, the meeting is commenced.  When a determination of shareholders entitled to vote at any meeting of shareholders  has been made as provided in this section,  such  determination shall apply to any  adjournment  thereof,  provided that the board may fix a new
record  date  for  the  adjourned   meeting  and  further   provided  that  such
adjournments  do not in the aggregate  exceed thirty (30) days.  The record date for  determining  shareholders  entitled to express  consent to action without a meeting pursuant to Section 2.9 shall be the date on which the first shareholder signs the consent.

SECTION 2.7 Quorum and Adjournment.

     (a)  The  holders of a  majority  of the shares  issued,  outstanding,  and entitled to vote at the meeting,  present in person or  represented by proxy,  shall  constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by Nevada statute or by the Articles.

     (b)  Business  may be  conducted  once a quorum is present and may continue until  adjournment  of the meeting  notwithstanding  the withdrawal or temporary absence of sufficient shares to reduce the number present to less than a quorum.  Unless the vote of a greater  number or voting by classes is required by Nevada statute or the Articles, the affirmative vote of the majority of the shares then represented at the meeting and entitled  to  vote  on the  subject  matter  shall  be the  act of the shareholders;  provided,  however, that if the shares then represented are less than required to constitute a quorum,  the  affirmative  vote must be such as would  constitute a majority if a quorum were present;
          and provided  further,  that the affirmative vote of a majority of the shares  then  present  shall be  sufficient  in all cases to adjourn a meeting.

     (c)  If a quorum shall not be present or  represented at any meeting of the shareholders,  the  shareholders  entitled  to  vote  at the  meeting, present in person or represented by proxy, shall have power to adjourn the  meeting  to  another  time or place,  without  notice  other than announcement  at the meeting at which  adjournment  is taken,  until a quorum shall be present or represented, any business may be transacted which  might  have  been  transacted  at  the  meeting  as  originally notified.  If the adjournment is for more than thirty (30) days, or if after the  adjournment  a new record  date is fixed for the  adjourned meeting,  a notice  of the  adjourned  meeting  shall be given to each shareholder of record entitled to vote at the meeting.

SECTION 2.8 Voting. At every meeting of the shareholders, each shareholder shall be  entitled  to one vote in person or by proxy  for each  share of the  capital stock having voting power held by such shareholder,  but no proxy shall be voted or acted upon after six (6) months from its date,  unless the proxy provides for a longer period not to exceed seven (7) years.

SECTION 2.9 Action Without Meeting. Any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the  action  so  taken,  shall be signed by the  holders  of a  majority  of the outstanding  shares  entitled to vote with respect to the subject  matter of the action unless a greater percentage is required by law in which case such greater percentage shall be required.

Section 2.10 Waiver. A shareholder's  attendance at a meeting shall constitute a waiver of any  objection  to  defective  notice or lack of notice of the meeting unless the  shareholder  objects at the  beginning of the meeting to holding the meeting or transacting business at the meeting, and shall constitute a waiver of any objection to consideration of a particular  matter at the meeting unless the
shareholder  objects  to  considering  the  matter  when  it  is  presented.   A
shareholder  may  otherwise  waive  notice of any annual or  special  meeting of shareholders by executing a written waiver of notice either before,  at or after the time of the meeting.

SECTION 2.11 Conduct of Meetings. Meetings of the shareholders shall be presided over by a chairman to be chosen, subject to confirmation after tabulation of the votes, by a majority of the shareholders entitled to vote at the meeting who are present  in person or by  proxy.  The  secretary  for the  meeting  shall be the
Secretary of the Corporation,  or if the Secretary of the Corporation is absent, then the  chairman  initially  chosen by a majority  of the  shareholders  shall appoint any person  present to act as secretary.  The chairman shall conduct the meeting in accordance with the Corporation's Articles,  Bylaws and the notice of the meeting, and may establish rules for conducting the business of the meeting.
After calling the meeting to order, the chairman initially chosen shall call for the election inspector,  or if no inspector is present then the secretary of the meeting,  to tabulate  the votes  represented  at the meeting and entitled to be cast.  Once the votes are tabulated,  the shares  entitled to vote shall confirm the  chairman  initially  chosen or shall  choose  another  chairman,  who shall confirm the  secretary  initially  chosen or shall choose  another  secretary in accordance with this section. If directors are to be elected,  the tabulation of votes  present at the meeting  shall be announced  prior to the casting of votes for the directors.

Section  2.12  Election  Inspector.  The Board of  Directors,  in advance of any shareholders  meeting, may appoint an election inspector to act at such meeting.
If an election  inspector  is not so appointed or is not present at the meeting, the chairman of the meeting may, and upon the request of any person  entitled to vote at the meeting shall,  make such  appointment.  If appointed,  the election inspector will  determine the number of shares  outstanding,  the  authenticity, validity  and effect of  proxies  and the  number of shares  represented  at the meeting in person and by proxy;  receive and count  votes,  ballots and consents and  announce  the  results  thereof;  hear and  determine  all  challenges  and questions  pertaining to proxies and voting; and, in general,  perform such acts as may be proper to ensure the fair conduct of the meeting.

                                   ARTICLE III

                                    DIRECTORS

SECTION 3.1 Number and Election.  The number of directors that shall  constitute the whole Board shall initially be done; provided, such number may be changed by the  shareholders  so long as the number of directors shall not be less than one or more than nine.  Directors  shall be elected  by the  shareholders,  and each director  shall serve until the next annual  meeting and until his  successor is elected and qualified, or until resignation or removal.

SECTION 3.2 Powers. The business and affairs of the Corporation shall be managed by the Board,  which may exercise all such powers of the  Corporation and do all such lawful acts as are not by Nevada  statute,  the  Articles,  or these Bylaws directed or required to be exercised or done by the shareholders.

SECTION 3.3 Resignation of Directors.  Any director may resign his office at any time by  giving  written  notice  of his  resignation  to the  President  or the
Secretary of the  Corporation.  Such  resignation  shall take effect at the time specified  therein  or,  if no time be  specified  therein,  at the  time of the receipt  thereof,  and the acceptance  thereof shall not be necessary to make it effective.

SECTION  3.4  Removal of  Directors.  Any  director  or the entire  Board may be removed,  with or without  cause,  by a vote of the holders of a majority of the shares  then  entitled  to vote at an  election  of  directors  at a meeting  of shareholders called expressly for that purpose.

SECTION 3.5 Vacancies.  Vacancies resulting from the resignation or removal of a director  and newly  created  directorships  resulting  from any increase in the authorized number of directors shall be filled by the shareholders in accordance with Section 3.1.

SECTION  3.6 Place of  Meetings.  Unless  otherwise  agreed by a majority of the directors then serving,  all meetings of the Board of Directors shall be held at the Corporation's principal office between the hours of 9:00 a.m. and 5:00 p.m., and such  meetings  may be held by  means of  conference  telephone  or  similar communications  equipment  by means of which all  persons  participating  in the meeting can hear each other,  and  participation  in a meeting  pursuant to this
Section 3.6 shall constitute presence in person at such meeting.

SECTION  3.7  Annual  Meetings.  Annual  meetings  of the  Board  shall  be held immediately  following the annual  meeting of the  shareholders  and in the same place as the annual  meeting of  shareholders.  In the event such meeting is not held,  the meeting may be held at such time and place as shall be specified in a notice given as hereinafter  provided for special  meetings of the Board,  or as shall be specified in a written waiver of notice by all of the directors.

SECTION 3.8 Regular Meetings.  Regular meetings of the Board may be held without notice at such time and at such place as shall  from time to time be  determined by the Board.

SECTION 3.9 Special Meetings. Special meetings of the Board may be called by the
President or the Secretary with seven (7) days notice to each  director,  either personally,  by mail, by telegram,  or by telephone;  special  meetings shall be called in like manner and on like notice by the  President  or  Secretary on the written  request of two (2) directors and shall in such case be held at the time requested by those directors,  o if the President or Secretary fails to call the special  meeting  as  requested,  then  the  meeting  may be  called  by the two requesting  directors ad shall be held at the time designated by those directors in the notice.

SECTION  3.10  Quorum and  Voting.  A quorum at any  meeting of the Board  shall consist of a majority of the number of directors then serving, but not less than two (2) directors,  provided that if and when a Board comprised of one member is authorized,  or in the event that only one  director is then  serving,  then one director  shall  constitute  a quorum.  If a quorum  shall not be present at any meeting of the Board,  the  directors  then  present  may adjourn the meeting to another time or place,  without notice other than  announcement  at the meeting, until a quorum shall be present.  If a quorum is present,  then the  affirmative vote of a majority of directors present is the act of the Board of Directors.

SECTION 3.11 Action Without Meeting. Unless otherwise restricted by the Articles of these Bylaws,  any action required or permitted to be taken at any meeting of the Board or of any  committee  thereof may be taken  without a meeting,  if all members  of the  Board or  committee,  as the case may be,  consent  thereto  in writing,  and the writing or writings are filed with the minutes of  proceedings of the Board or committee.

SECTION 3.12  Committee of the Board.  The Board,  by  resolution,  adopted by a majority of the full Board,  may  designate  from among its members an executive committee and one or more other committees each of which, to the extent provided in such  resolution  and  permitted by law,  shall have and may exercise all the authority of the Board. The Board,  with or without cause, may dissolve any such committee or remove any member thereof at any time. The  designation of any such committee and the delegation  thereto of authority  shall not operate to relieve the Board, or any member thereof, of any responsibility imposed by law.

SECTION 3.13  Compensation.  To the extent authorized by resolution of the Board
and  not  prohibited  or  limited  by  the  Articles,   these  Bylaws,   or  the
shareholders,  a director may be reimbursed by the Corporation for his expenses, if any,  incurred in attending a meeting of the Board of  Directors,  and may be paid by the  Corporation  for his  expenses,  if any,  incurred  in  attending a meeting of the Board of  Directors,  and may be paid by the  Corporation a fixed sum or a stated  salary or both for  attending  meetings  of the Board.  No such
reimbursement   or  payment  shall   preclude  any  director  from  serving  the
Corporation in any such capacity and receiving compensation therefore.

SECTION 3.14 Waiver.  A director's  attendance at or  participation in a meeting shall constitute a waiver of any objection to defective notice or lack of notice of the meeting  unless the director  objects at the  beginning of the meeting or promptly upon his arrival to holding the meeting or transacting  business at the meeting  and does not  thereafter  vote for or  assent  to  action  taken at the meeting. A director may otherwise waive notice of any annual, regular or special meeting of directors by executing a written  notice of waiver  either  before or after the time of the meeting.

SECTION 3.15 Chairman of the Board.  A Chairman of the Board may be appointed by the directors.  The Chairman of the Board shall perform such duties as from time to time may be assigned to him by the Board, the shareholders,  or these Bylaws.
The  Vice  Chairman,  if one has been  elected,  shall  serve in the  Chairman's absence.

SECTION  3.16  Conduct of  Meetings.  At each  meeting of the Board,  one of the following  shall act as chairman of the meeting and  preside,  in the  following order of precedence:

     (a)  The Chairman of the Board;
     (b)  The Vice Chairman;
     (c)  The President of the Corporation; or
     (d)  A director  chosen by a majority  of the  directors  present,  or if a majority  is unable to agree on who  shall act as  chairman,  then the director with the earliest date of birth shall act as the chairman.

The  Secretary of the  Corporation,  or if he shall be absent from such meeting, the person whom the chairman of such meeting appoints, shall act as secretary of such  meeting and keep the minutes  thereof.  The order of business and rules of procedure  at each meeting of the Board shall be  determined  by the chairman of such  meeting,  but the same may be changed  by the vote of a majority  of those directors  present at such meeting.  The Board shall keep regular minutes of its proceedings.

                                   ARTICLE IV

                                    OFFICERS

SECTION 4.1 Titles, Offices, Authority. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President,  a Secretary and a Treasurer, and may, but need not, include a Chairman, a Vice Chairman, a Chief
Executive Officer, a Chief Operating Officer, a Vice President,  additional Vice
Presidents,  one or more assistant secretaries and assistant treasurers,  or any other officer  appointed by the Board.  Any number of offices may be held by the same person,  unless the Articles or these Bylaws otherwise provide. If only one person is serving as an officer of this  Corporation,  he or she shall be deemed to be President and  Secretary.  An officer shall have such  authority and shall perform such duties in the  management of the  Corporation as may be provided by the Articles or these Bylaws, or as may be determined by resolution of the Board or the shareholders in accordance with Article V.

SECTION  4.2  Subordinate  Officers.  The Board  may  appoint  such  subordinate officers,  agents or  employees as the Board may deem  necessary  or  advisable, including  one  or  more  additional  Vice  Presidents,  one or  more  assistant secretaries,  and one or more  assistant  treasurers,  each of whom  shall  hold office for such period,  have  authority and perform such duties as are provided in these Bylaws or as the Board may from time to time  determine.  The Board may delegate to any  executive  officer or to any committee the power to appoint any such additional officers, agents or employees. Notwithstanding the foregoing, no assistant  secretary  or  assistant  treasurer  shall have power or authority to collect,  account for, or pay over any tax imposed by any federal, state or city government.

SECTION 4.3  Appointment,  Term of Office,  Qualification.  The  officers of the
Corporation  shall be appointed by the Board and each officer shall serve at the pleasure  of the Board until the next  annual  meeting and until a successor  is appointed and qualified, or until resignation or removal.

SECTION 4.4 Resignation. Any officer may resign his office at any time by giving written  notice of his  resignation  to the  President  or the  Secretary of the
Corporation.  Such resignation  shall take effect at the time specified  therein or, if no time be specified therein, at the time of the receipt thereof, and the acceptance thereof shall not be necessary to make it effective.

SECTION 4.5 Removal.  Any officer or agent may be removed by the Board  whenever in its judgment the best interests of the  Corporation  will be served  thereby, but such removal shall be without  prejudice to the contract rights,  if any, of the person so  removed.  Appointment  of an officer or agent shall not of itself create contract rights.

SECTION 4.6 Vacancies. A vacancy in any office,  because of death,  resignation, removal,  or any other cause,  shall be filled for the unexpired  portion of the term in the manner  prescribed  in Sections  4.1, 4.2 and 4.3 of this Article IV for appointment to such office.

SECTION  4.7 The  President.  The  President  shall  preside at all  meetings of shareholders.  The  President  shall be the principal  executive  officer of the
Corporation and, subject to the control of the Board, shall in general supervise and control all of the  business  and affairs of the  Corporation.  He may sign, when  authorized by the Board,  certificates  for shares of the  Corporation and deeds,  mortgages,  bonds,  contracts,  or other instruments which the Board has authorized  to be  executed,  except in cases where the  signing  and  execution thereof  shall be  expressly  delegated  by the Board or by these Bylaws to some other  officer or agent of the  Corporation,  or shall be  required by law to be otherwise  signed or executed;  and in general shall perform all duties incident to the office of the President and such other duties as may be prescribed by the
Board form time to time.

SECTION 4.8 The Vice  President.  Each Vice President shall have such powers and perform  such  duties  as the  Board  or the  President  may  from  time to time prescribe  and shall  perform  such other duties as may be  prescribed  by these
Bylaws. At the request of the President,  or in case of his absence or inability to act, the Vice  President  or, if there shall be more than one Vice  President then in office,  then one of them who shall be designated for the purpose by the
President or by the Board shall perform the duties of the President, and when so acting  shall have all powers of, and be subject to all the  restrictions  upon, the President.

SECTION 4.9 The Secretary. The Secretary shall act as secretary of, and keep the minutes of, all meetings of the Board and of the shareholders; he shall cause to be given notice of all meetings of the shareholders  and directors;  he shall be the custodian of the seal of the  Corporation and shall affix the seal, or cause it to be affixed,  to all proper  instruments  when deemed  advisable by him; he shall have  charge of the stock book and also of the other  books,  records  and papers of the Corporation  relating to its  organization  as a Corporation,  and shall see that the reports,  statements and other documents  required by law are properly kept or filed;  and he shall in general perform all the duties incident to the office of  Secretary.  He shall also have such  powers and  perform  such duties as are  assigned  to him by these  Bylaws,  and he shall  have such other powers and perform such other duties, not inconsistent with these Bylaws, as the
Board  shall  from  time to time  prescribe.  If no  officer  has been  named as
Secretary,  the duties of the Secretary shall be performed by the President or a person designated by the President.

SECTION 4.10 The Treasurer.  The Treasurer shall have charge and custody of, and be responsible  for, all the funds and securities of the  Corporation  and shall keep full and accurate accounts of receipts and disbursements in books belonging to the  Corporation  and shall deposit all monies and other valuable  effects in the  name of and to the  credit  of the  Corporation  in such  banks  and  other depositories  as may be designated by the Board,  or in the absence of direction by the Board,  by the President;  he shall disburse the funds of the Corporation as may be ordered by the Board,  taking proper vouchers for such  disbursements,

and shall render to the President  and to the directors at the regular  meetings of the  Board  or  whenever  they  may  require  it,  a  statement  of  all  his transactions  as  Treasurer  and an account of the  financial  condition  of the
Corporation;  and, in general,  he shall perform all the duties  incident to the office of  Treasurer  and such other duties as may from time to time be assigned to him by the  Board.  He may  sign,  with the  President  or a Vice  President, certificates  of stock  of the  Corporation.  If no  officer  has been  named as
Treasurer,  the duties of the Treasurer shall be performed by the President or a person designated by the President.

SECTION  4.11  Compensation.   The  Board  shall  have  the  power  to  set  the
compensation of all officers of the  Corporation.  It may authorize any officer, upon whom the power of appointing  subordinate officers may have been conferred, to set the compensation of such subordinate officers.

                                    ARTICLE V

                    AUTHORITY TO INCUR CORPORATE OBLIGATIONS

SECTION 5.1 Limit on Authority.  No officer or agent of the Corporation shall be authorized  to  incur  obligations  on  behalf  of  the  Corporation  except  as authorized by the Articles or these Bylaws, or by resolution of the Board or the shareholders. Such authority may be general or confined to specific instances.

SECTION 5.2 Contracts  and Other  Obligations.  To the extent  authorized by the
Articles or these Bylaws,  or by  resolution  of the Board or the  shareholders, officers and agents of the  Corporation  may enter into  contracts,  execute and deliver  instruments,  sign and issue checks, and otherwise incur obligations on behalf of the Corporation.

                                   ARTICLE VI

                            SHARES AND THEIR TRANSFER

SECTION 6.1 Certificates  for Shares.  Certificates  representing  shares of the
Corporation  shall be in such form as shall be  determined  by the  Board.  Such certificates  shall be signed by the  President or a Vice  President  and by the
Secretary or an assistant  secretary.  The  signatures  of such  officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or one of its employees.  Each  certificate  for shares  shall be  consecutively  numbered  or otherwise  identified.  The name and  address  of the  person to whom the shares represented  thereby  are  issued,  with the number of shares and date of issue,
shall  be  entered  on  the  stock  transfer  books  of  the  Corporation.   All
certificates  surrendered to the Corporation for transfer shall be cancelled and no new  certificate  shall be issued  until the  former  certificate  for a like number of shares shall have been surrendered and cancelled,  except that in case

                                       10

of a lost, destroyed or mutilated  certificate a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board may prescribe.

SECTION 6.2 Issuance.  Before the  Corporation  issues  shares,  the Board shall determine  that the  consideration  received or to be received for the shares is adequate.  A  certificate  shall not be issued for any share until such share is fully paid.

SECTION 6.3 Transfer of Shares.  Transfer of shares of the Corporation  shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal  representative,  who shall furnish  proper  evidence of authority  to  transfer,  or by his attorney  thereunto  authorized  by power of attorney duly executed and filed with the Secretary of the  Corporation,  and on surrender for  cancellation of the  certificate  for such shares.  The person in whose name shares stand on the books of the  Corporation  shall be deemed by the
Corporation to be the owner thereof for all purposes.

                                   ARTICLE VII

                                   FISCAL YEAR

The fiscal year of the Corporation shall be December 31st.

                                  ARTICLE VIII

                                    DIVIDENDS

From time to time the Board may declare,  and the  Corporation may pay dividends on its  outstanding  shares in the  manner  and upon the  terms  and  conditions provided by law and its Articles.

                                   ARTICLE IX

                                 INDEMNIFICATION

The Corporation may indemnify and advance litigation  expenses to its directors, officers,  employees and agents to the extent  permitted by law, the Articles or these  Bylaws,  and shall  indemnify  and  advance  litigation  expenses  to its directors,  officers,  employees  and agents to the extent  required by law, the
Articles or these Bylaws. The Corporation's  obligations of indemnification,  if any,  shall be  conditioned on the  Corporation  receiving  prompt notice of the claim and the opportunity to settle and defend the claim.  The Corporation  may, to the extent permitted by law, purchase and maintain  insurance on behalf of an individual  who  is or  was a  director,  officer,  employee  or  agent  of  the
Corporation.

                                       11

                                    ARTICLE X

                         REPEAL, ALTERATION OR AMENDMENT

These Bylaws may be repealed,  altered,  or amended, or substitute Bylaws may be adopted  at any time by a  majority  of the  Board  at any  regular  or  special meeting,  or by the  shareholders  at a special meeting called for that purpose.
Any amendment made by the shareholders shall be valid.

IN WITNESS WHEREOF,  the  undersigned,  being  the  directors  of GEENIUS, INC., adopt the foregoing Bylaws, effective as of the date first written above.

DIRECTORS:

By: /s/ Andres Rudmik
   -------------------------
   ANDRES RUDMIK

                                  CERTIFICATION

The  undersigned,  as secretary of  GEENIUS, INC.,  hereby  certifies  that  the foregoing Bylaws were duly adopted by the Board of Directors.

By: /s/ Andres Rudmik
   -------------------------
   ANDRES RUDMIK

                                       12